                                                                 EXHIBIT (d)(1)

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 24, 2001 (this "Agreement"), among EA ENGINEERING HOLDINGS, LLC, a Delaware limited liability company ("Parent"), EA ENGINEERING ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation (the "Company").

                                   RECITALS:

     WHEREAS, the members of Parent and the respective Boards of Directors of Purchaser and the Company have determined that it would be advisable and in the best interests of their respective members and stockholders, as the case may be, for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, to effectuate the acquisition, it is proposed that Purchaser commence a cash tender offer (as it may be amended from time to time as permitted under this Agreement, (the "Offer") to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company at a price of $1.60 per share (such price, as it may hereafter be modified, the "Offer Price"), net to the seller in cash, followed by a merger (the "Merger") of Purchaser with and into the Company on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.02(a));

     WHEREAS, the Board of Directors of the Company (the "Board") and a disinterested Committee of the Board (the "Disinterested Committee") have each unanimously (a) determined that the Offer and the Merger are fair to and in the best interests of the Company and its stockholders (other than Loren D. Jensen ("Jensen") and the trusts established for the benefit of Jensen's children (the "Jensen Family Trusts")) and (b) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"); and the Board and the Disinterested Committee are each unanimously recommending that the holders of the shares of Common Stock of the Company (the "Shares") (other than Jensen and the Jensen Family Trusts) accept the Offer;

     WHEREAS, in connection with the Merger, each issued and outstanding Share not owned directly or indirectly by Parent, Purchaser or the Company will be converted into the right to receive the per Share consideration paid pursuant to the Offer; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER

     SECTION 1.01  The Offer. (a) Provided that this Agreement shall not have
                   ---------
been terminated in accordance with Article VIII and so long as none of the events set forth in Annex A hereto (the "Tender Offer Conditions") shall have occurred and be continuing, subject to the provisions of this Agreement, as promptly as reasonably practicable, but in no event later than seven (7) Business Days after the public announcement by Parent and the Company of the execution and delivery of this Agreement (counting the Business Day on which such announcement is made), Purchaser shall commence, within the meaning of Rule 14d-2 under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), the Offer at the Offer Price. The obligation of Purchaser to commence the Offer, to consummate the Offer and to accept for payment and pay for Shares validly tendered in the Offer and not withdrawn shall be subject to the conditions set forth in Annex A, any of which may be waived by Parent or Purchaser in their sole discretion.

          (b) On the terms and subject to the prior satisfaction or waiver of the Tender Offer Conditions, Parent shall provide, or cause to be provided, funds to Purchaser and Purchaser shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration date thereof.

          (c) Without the prior written consent of the Company, Purchaser shall not (i) change the form of the consideration paid in the Offer; (ii) decrease the Offer Price; (iii) decrease the number of Shares sought pursuant to the Offer; (iv) extend the expiration date of the Offer beyond the initial expiration date of the Offer (which shall be the 21st Business Day after commencement of the Offer), except (A) as required by applicable law or by any rule or regulation of the U.S. Securities and Exchange Commission (the "SEC"), or (B) that if, immediately prior to the expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer, when added to the Shares then owned by Parent, Purchaser, Jensen and the Jensen Family Trusts, do not constitute at least 90% of the outstanding shares of Common Stock on a fully-diluted basis ("on a fully-diluted basis" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to warrants, Stock Options (as defined in Section 2.08) or obligations outstanding at that date under employee stock or similar benefit plans or otherwise that are then exercisable at a price per share less than the Offer Price), Purchaser may, in its sole discretion, extend the Offer for one or more periods not to exceed an aggregate of ten Business Days, notwithstanding that all other conditions to the Offer are satisfied as of such expiration date of the Offer, or (C) that if any condition to the Offer has not been satisfied or waived, Purchaser may, in its sole discretion, extend the expiration date of the Offer for one or more periods (not in excess of 20 Business Days each) but in no event later than December 1, 2001; (v) waive the condition (the "Minimum Condition") that there shall have been validly tendered and not withdrawn immediately prior to the time the Offer expires such number of Shares which, together with the Shares then owned by Parent, Purchaser, Jensen and the Jensen Family Trusts, would constitute at least ninety percent (90%) of the Shares outstanding on a fully-diluted basis on the date of purchase; (vi) waive the condition relating to the non-termination of this Agreement; (vii) amend any term or other condition of the Offer in any manner adverse to holders of Shares, in any material respect; or (viii) impose any additional condition to the Offer; provided, however, that, except as set forth above and subject to applicable legal requirements, Parent or Purchaser may waive any condition to the Offer in their sole discretion; and provided further that the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC. Notwithstanding the foregoing or anything in this Agreement to the contrary, Purchaser may waive the Minimum Condition in its sole discretion provided that there shall have been validly tendered and not withdrawn immediately prior to the time the Offer expires such number of Shares which, together with the Shares then owned Parent, Purchaser, Jensen and the Jensen Family Trusts, would constitute at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase. If the Offer shall not have been consummated at the scheduled expiration thereof due to the failure to satisfy any of the Tender Offer Conditions, Parent will, at the request of the Company, cause Purchaser to extend the expiration date of the Offer for one or more periods (not in excess of ten Business Days each) but in no event later than December 1, 2001, unless Parent reasonably believes at such time that such conditions are not capable of being satisfied.

     SECTION 1.02  Offer Documents. (a) As promptly as reasonably practicable on
                   ---------------
the date of commencement of the Offer, Parent and Purchaser shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other ancillary documents, together with all supplements, instruments and amendments thereto, being referred to herein collectively as the "Offer Documents"). The Company will promptly supply to Parent and Purchaser in writing, for inclusion in the Offer Documents, all information concerning the Company required under the Exchange Act to be included in the Offer Documents.

          (b) Each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent, Purchaser and the Company shall promptly correct any information provided by them for use in the Offer Documents if and to the extent that such information shall be or have become false or misleading in any material respect, and Parent and Purchaser shall take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Shares as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Purchaser agree to provide the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     SECTION 1.03  Company Actions. (a) The Company hereby approves of and
                   ---------------
consents to the Offer and represents and warrants that (i) the Board and the Disinterested Committee (at meetings duly called and held on July 23, 2001 and July 23, 2001, respectively) has by the unanimous vote of all directors (A) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the Company's stockholders (other than Jensen and the Jensen Family Trusts, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and such approval is sufficient to render the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger and taken all other action necessary to render Section 203 of the DGCL inapplicable to the Offer and the Merger and the transactions contemplated hereby, and (C) declared the advisability of this Agreement and resolved to recommend acceptance of the Offer and adoption of this Agreement by the holders of Shares; provided, however, that prior to the consummation of the Offer, the Board and the Disinterested Committee may modify, withdraw or change such recommendation to the extent that the Board or the Disinterested Committee, after receiving advice from outside counsel, concludes in good faith that such action is reasonably necessary in order for the Board or Disinterested Committee to act in a manner consistent with its fiduciary duties under applicable law, and (ii) Legg Mason Wood Walker, Incorporated has delivered to the Board and the Disinterested Committee its opinion that the Offer Price to be received by the holders of Shares in the Offer and the Merger is fair, from a financial point of view, to such holders. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board and the Disinterested Committee described in the immediately preceding sentence. The Company has been advised by its directors and executive officers that each of them, other than Jensen, intends to tender all Shares beneficially owned by them to Purchaser pursuant to the Offer.

          (b) The Disinterested Committee shall file, or cause to be filed, with the SEC, as promptly as reasonably practicable on the date of commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any supplements or amendments thereto, the "Schedule 14D-9"). The
Schedule 14D-9 shall contain the recommendation described in paragraph (a) of this Section 1.03. Each of Parent and Purchaser will promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, all information concerning the Parent Designees (as defined in Section 1.04(a) hereof), as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and the Company shall include such information in the Schedule 14D-9. Parent will promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, any information concerning Parent or Purchaser required under the Exchange Act and the rules and regulations thereunder to be included in the Schedule 14D-9.

The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, Parent and Purchaser shall promptly correct any information provided by them for use in the Schedule 14D-9 if and to the extent that such information shall be or have become false or misleading in any material respect and the Company shall take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Shares as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company agrees to provide Parent and its counsel any comments the Company or its counsel receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

          (c) In connection with the Offer, the Company shall promptly furnish Parent and Purchaser with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Shares as of the latest practicable date and shall furnish Parent and Purchaser with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Parent and Purchaser or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.

     SECTION 1.04  Directors. (a) Promptly upon the acceptance for payment of,
                   ---------
and payment by Purchaser for, the Shares pursuant to the Offer, Purchaser shall be entitled to designate such number of directors (the "Parent Designees"), rounded up to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (after giving effect to any increase in the size of such Board pursuant to this Section 1.04) multiplied by the percentage that the number of Shares beneficially owned by Parent, Purchaser and their Affiliates at such time (including Shares so accepted for payment) represents of the total number of Shares then outstanding; provided that, in the event the Minimum Condition shall have been satisfied, in no event shall the Parent Designees constitute less than a majority of the entire Board of Directors. In furtherance thereof, the Company shall, upon the request of Parent, use its reasonable best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable the Parent Designees to be so elected or appointed to the Company's Board of Directors, and the Company shall take all actions available to the Company to cause the Parent Designees to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 9.02) of the Company and (iii) each committee (or similar body) of each such board.

          (b) The Company's obligation to appoint Parent Designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.04(a), including mailing to stockholders the information required by such
Section 14(f) and Rule 14f-1 (or including such information in the Schedule 14D-9 initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent Designees to be elected to the Company's Board of Directors. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to Parent and Purchaser and their nominees, officers, directors and affiliates to the extent required by such Section 14(f) and Rule 14f-1. The provisions of this Section
1.04 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.


                                  ARTICLE II

                                  THE MERGER

     SECTION 2.01  The Merger.  On the terms and subject to the conditions set
                   ----------
forth in this Agreement, and in accordance with the DGCL, the Merger shall be effected and Purchaser shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (as such, the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware with all its rights, privileges, immunities, powers and franchises.

     SECTION 2.02  Closing. Unless this Agreement shall have been terminated and
                   -------
the transactions contemplated hereby shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 10:00 a.m. on the second Business Day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Hogan & Hartson L.L.P., 111. S. Calvert Street, Suite 1600, Baltimore, MD 21201, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 2.03  Effective Time. On the Closing Date (or on such other date as
                   --------------
Parent and the Company may agree), the parties hereto shall file with the Secretary of State of the State of

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

Delaware a certificate of merger or, if applicable, a certificate of ownership and merger (in either case the "Certificate of Merger") and any other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings in such form as is required by, and executed in accordance with, the DGCL and other applicable law in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as is mutually agreed by the parties and set forth therein (the "Effective Time").

     SECTION 2.04  Effects of the Merger. At the Effective Time, the Merger
                   ---------------------
shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 2.05  Certificate of Incorporation; By-Laws. (a) At the Effective
                   -------------------------------------
Time, subject to Section 6.07(a), the restated certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

          (b) The by-laws of the Company shall be the by-laws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     SECTION 2.06  Directors; Officers.  From and after the Effective Time, (a)
                   -------------------
the directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of (i) their resignation or removal or (ii) the time at which their respective successors are duly elected and qualified, as the case may be, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of (i) their resignation or removal or (ii) the time at which their respective successors are duly elected and qualified, as the case may be.

     SECTION 2.07  Effect on Capital Stock. At the Effective Time, by virtue of
                   -----------------------
the Merger and without any action on the part of Parent, Purchaser, the Company or any holder of Shares or any other shares of capital stock of the Company or
Purchaser:

          (a) Common Stock of Purchaser. Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

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

          (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share issued and outstanding immediately prior to the Effective Time that is owned by the Company or any Subsidiary of the Company or by Parent, Purchaser or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.07(b) and any Dissenting Shares (as defined in Section 2.07(d)) shall be converted into the right to receive from the Surviving Corporation in cash the Offer Price, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), less any required withholding Taxes (as defined in Section 3.1(h)(v)(A)), upon surrender and exchange of a Certificate (as defined in Section 2.09(b)). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by any person who, if applicable, has not voted such Shares in favor of the Merger and who has the right to demand, and who properly demands, an appraisal of such Shares ("Dissenting Shares") in accordance with Section 262 of the DGCL (or any successor provision) shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holders fails to perfect or loses any such right to appraisal, if any, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.07(c). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of Shares, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the DGCL and received by the Company. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or offer to settle, any such demands.

     SECTION 2.08  Options; Stock Plans. (a) The Company shall (i) terminate the
                   --------------------
Company's Stock Option Plan, the Company's Employee Stock Purchase Plan, the 1993 Stock Incentive Plan, the 1993 Non-Employee Director Stock Option Plan, the Amended and Restated Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan, and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries (collectively, "Stock Incentive Plans"), immediately prior to the Effective Time, (ii) grant no additional Stock Options (as hereinafter defined), restricted stock awards, stock appreciation rights or other interests in respect of any Shares under the Stock Incentive Plans and (iii) amend, immediately prior to the Effective Time, the provisions of any other Employee Benefit Plan (as hereinafter defined), program, arrangement or agreement providing for the issuance, transfer or grant of any Shares, or any interest in respect of any Shares, to provide no continuing rights to acquire, hold, transfer, or grant any Shares or any interest in any Shares.

          (b) Each outstanding option to purchase Shares (a "Stock Option") which immediately prior to the Effective Time is not vested will accelerate and become fully vested and exercisable upon the Effective Time in accordance with the terms of the applicable Company Stock Option Plan (the "Accelerated Stock Options"). As of the Effective Time, each Stock Option (including the Accelerated Stock Options) shall be canceled by the Company and in consideration of such cancellation, the Company shall pay to each holder of a canceled Stock Option at the Effective Time an amount (the "Option Spread") equal to the product of (A) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per Share of such Stock Option multiplied by (B) the number of Shares subject to such Stock Option immediately prior to its cancellation. The Option Spread, after reduction for any required withholding Taxes, shall be paid in cash as promptly as practicable following the Effective Time.

          (c) The Company shall deliver to Purchaser within five (5) Business Days of the date hereof a true and complete list of Stock Options under the Stock Incentive Plans which are outstanding as of the date hereof, together with detailed calculations of the cash payments relating to such Stock Options that would have been payable had the Effective Time occurred on the date of delivery thereof. The Company shall update such list and such calculations as of, and deliver such update to Purchaser on, the date that is two (2) Business Days prior to the Effective Time, with such updated list and calculations made as if the Effective Time would occur on such date.

          (d) The Company shall take all actions necessary to ensure that following the Effective Time no holder of a Stock Option or any participant in any employee incentive or benefit plans or programs or arrangements or non-employee director plans maintained by the Company shall have any right thereunder to acquire any Shares or any capital stock of Parent or the Surviving Corporation or to receive any payment in respect thereof.

     SECTION 2.09  Payment for Shares. (a) Payment Fund.  Concurrently with the
                   ------------------
Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration payable upon the conversion of Shares pursuant to Section

2.07(c) or Section 2.08 (the "Payment Fund").

          (b) Letters of Transmittal; Surrender of Certificates. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than the Company or any of its Subsidiaries or Parent, Purchaser or any other Subsidiary of Parent) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of Shares formerly represented by such Certificate and (ii) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person or entity other than the person or entity in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate, or establish to the satisfaction of Parent and the Surviving Corporation that such Taxes have been paid or are not applicable.

          (c) Cancellation of Shares; No Further Rights. As of the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.07(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto or arising therefrom (including without limitation the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 2.09(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the Merger Consideration (without interest), other than in the case of Dissenting Shares. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 2.09 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates. At the close of business on the date of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the record of the Company.

          (d) Investment of Payment Fund. The Paying Agent shall invest the Payment

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

Fund, as directed by Parent or Purchaser, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United State of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent.

          (e) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to the Surviving Corporation (including, without limitation, all interest and other income received by the Paying Agent in respect of all such funds), upon demand, and any holders of Certificates that have not theretofore complied with this Section 2.09 shall thereafter look only to the Surviving Corporation (subject to the terms of this Agreement, abandoned property, escheat and other similar laws), and only as general creditors thereof, for payment of their claim for any Merger Consideration, without interest.

          (f) No Liability. None of Parent, Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(c))), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Withholding Rights. Parent and Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Stock Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

          (h) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided, that the Person to whom the Merger

Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     SECTION 2.10  Further Assurances. If at any time after the Effective Time
                   ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of Purchaser or the Company, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of Purchaser or the Company in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Purchaser or the Company, all such other acts and things necessary, desirable or proper, consistent with the terms of this Agreement (as in effect immediately prior to the acceptance of Shares in the Offer, or as thereafter amended in accordance with Section 8.04), to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Purchaser or the Company and otherwise to carry out the purposes of this Agreement.



                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01  Representations and Warranties of Company.  Except as set
                   -----------------------------------------
forth in the Disclosure Schedule to this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser as follows:

          (a)  Organization, Standing and Power.  Each of the Company and its
               --------------------------------
Subsidiaries (as defined in Section 8.11(h)) is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on the Company. Section 3.01(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each direct and indirect Subsidiary of the Company. The copies of the certificates of incorporation and by-laws of the Company and its Subsidiaries that were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b)  Capital Structure.
               -----------------

               (i) As of the date of this Agreement, the authorized capital stock of the Company consisted of 10,000,000 shares of the Company Common Stock and 8,000,000 shares of Preferred Stock. At the close of business on the date immediately preceding the date of this Agreement, (a) 5,842,652 shares of the Company Common Stock were issued and outstanding, (b) no shares of Preferred Stock were issued and outstanding and (c) 672,251 shares of the Company Common Stock were reserved for future issuance pursuant to outstanding Stock Options, of which Stock Options to purchase 104,337 shares of Company Common Stock were then exercisable at a price per share less than the Offer Price. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and holders of the Company Common Stock are not entitled to preemptive rights. Other than those disclosed in Section 3.1(b)(i) of the Company Disclosure Schedule, there are no options, warrants or other rights to acquire capital stock from the Company which have been issued or granted and remain outstanding.

               (ii) Other than as disclosed in Section 3.1(b)(ii) of the Company Disclosure Schedule, no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders may vote ("Company Voting Debt") are issued and outstanding.

               (iii) Other than those disclosed in Section 3.1(b)(iii) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any of its Subsidiaries or, securities convertible into or exchangeable for shares of capital stock or securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to, or make any investment in any other Person, or to vote or to dispose of any shares of the capital stock of any of the Subsidiaries.

               (iv) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and, along with any equity interest in any Subsidiary that is a partnership, limited liability company or other similar entity, are owned, beneficially and of record, by the Company or a Subsidiary, which is wholly owned, directly or indirectly, by the Company. All of the outstanding capital stock of, or ownership interests in, each Subsidiary is owned by the Company, directly or indiretly.

               (v) Except for the company's interest in its Subsidiaries, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person.


          (c)  Authority; No Violations.
               ------------------------

               (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the approval of this Agreement by the Required Company Vote (as defined in Section 3.01(k)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than in the case of the consummation of the Merger, the approval of this Agreement by the Required Company Vote). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by the Company do not or will not, as the case may be, and the performance of the Agreement and the consummation of the Merger by the Company and the other transactions contemplated hereby will not, result in any violation of, conflict with or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of an Encumbrance on any assets of the Company or any of its Subsidiaries (any such violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Certificate of Incorporation or By-laws or similar organizational document of the Company or any Subsidiary of the Company, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
               (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, or license to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, "Contracts"), or any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "Laws"), or any judgment, order, writ, injunction or decree, whether federal, state, local or foreign (collectively, "Orders") applicable to the Company or any Subsidiary of the Company or their respective properties or assets.


               (iii) No consent, approval, permit, order or authorization of, or registration, declaration or filing with, or notice to, any foreign, supranational, national, federal, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) the DGCL with respect to the filing of the Agreement of Merger and the filing of the Certificate of Merger and other appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) Laws, practices and Orders of any state or local departments of public health or departments of health or similar state or local regulatory bodies or of any federal, state or local regulatory body having jurisdiction over environmental protection or environmental conservation or similar matters ("Health Agencies"), each of which is identified in Section 3.1(c)(iii)(C) of the Company Disclosure Schedule, (D) rules and regulations of the National Association of Security Dealers Automatic Quotation system (the "NASDAQ"), and (E) such consents, approvals, permits, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not reasonably be expected to prevent or materially delay the consummation of the Merger. Consents, approvals, permits, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (E) are hereinafter referred to as "Company Required Consents." The parties hereto agree that references in this Agreement to "obtaining" Company Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices, and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (d)  Reports and Financial Statements.  The Company has filed all
               --------------------------------
required reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act or the Securities Act (together with the rules and regulations thereunder) with the Securities and Exchange Commission (the "SEC") (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report or other document with the SEC, any stock exchange or any comparable Governmental Entity. None of the Company SEC Reports including, without limitation, any financial statements or schedules included therein, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder.

          (e)  Absence of Liabilities.  Except for liabilities or obligations
               ----------------------
which are accrued or reserved against in the Company's most recent financial statements dated prior to the date hereof (or in the related notes thereto) included in the Company SEC Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of the Company's most recent financial statements included in the Company SEC Reports, the Company and each of its Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company.

          (f)  Employee Benefit Plans; ERISA
               ------------------------------

               (i) Section 3.1(f)(i) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")) (excluding any payroll practices, compensation arrangements and fringe benefits or perquisites which, individually or in the aggregate, are not material); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement with any officer or director or any other employee (if the cash severance amount payable to such employee under such agreement could be reasonably expected to exceed $50,000); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the company or an ERISA Affiliate is party for the benefit of any employee or former employee of the Company or any Subsidiary of the Company, in respect of which the Company or any Subsidiary of the Company will have continuing liability on or after the Effective Time (the "Company Benefit Plans").

               (ii) With respect to each Company Benefit Plan, (A) no material amendment has been made thereto since the date hereof, or in the case of a pension benefit plan intended to be "qualified" under
               Section 401(a) of the Code, since the date of its most recent favorable determination letter from the Internal Revenue Service (other than as required by applicable Law or as would not result in any increased cost that would have a Material Adverse Effect), and (B) the Company has heretofore delivered or made available to Parent true and complete copies of the Company Benefit Plans, any related trust or other funding vehicle, the most recent annual report on Form 5500, the current summary plan description and the most recent determination letter received from the IRS with respect to each Company Benefit Plan intended to qualify under
               Section 401 of the Code.

               (iii) Each Company Benefit Plan has been operated and administered in accordance with its terms, the terms of any applicable collective bargaining agreement and applicable Law, including but not limited to ERISA and the Code, except as would not be reasonably expected to result in a Material Adverse Effect, and each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

               (iv) There is no pending, or to the knowledge of the Company, threatened or anticipated claim by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits) that would be reasonably expected to result in liability that would have a Material Adverse Effect.

               (v) The execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Company Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. No Company Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (g)  Absence of Certain Changes or Events. Except as disclosed in the
               ------------------------------------
Company SEC Reports filed with the SEC prior to the date hereof, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course, consistent with past practices and (b) there has not been any event, occurrence, development or state of circumstance or fact that has had, or would have, individually or in the aggregate, a Material Adverse Effect on the Company or could prevent or materially delay the consummation of the transactions contemplated hereby.

          (h)  Taxes.
               -----

               (i) The Company and its Subsidiaries have (A) timely filed (or there has been filed on their behalf) with the appropriate Governmental Entities all Tax Returns (as defined in Section 3.1(h)(v)(B)) required to be filed by them on or prior to the date hereof, other than those Tax Returns the failure of which to file would not, individually or in the aggregate, result in a Material Adverse Effect on the Company, and such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full (or there has been paid) all Taxes (as defined in Section 3.1(h)(v)(A)) shown to be due on such Tax Returns, and
               (C) withheld or collected all material Taxes they were required to withhold and collect, and have timely paid to the proper authorities such Taxes withheld or collected to the extent due and payable.

               (ii) Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or any of its Subsidiaries.

               (iii) There is no outstanding request, agreement, consent or waiver to extend the statutory period of limitations applicable to the assessment of any Tax or deficiency against the Company or any of its Subsidiaries.

               (iv) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return of any other Person provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes for any taxable period for which the statute of limitations has not expired.

               (v) No consent under Section 341 of the Code has been filed with respect to the Company or any of its Subsidiaries.

               (v) For purposes of this Agreement: (A) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (B) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

               (vi) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (i)  Insurance.  Each of the Company and its Subsidiaries is insured
               ---------
with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies in the United States conducting the business conducted by the Company and its Subsidiaries, except for such insurance the absence of which would not have a Material Adverse Effect. The Company has fulfilled all of its obligations under each material insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not reasonably be expected, individually or in the aggregate, to reduce or nullify the benefits under such policy.

          (j)  Board Approval.  The Board of Directors of the Company and the
               --------------
Disinterested Committee, by resolutions duly and unanimously adopted at meetings duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Merger and (iii) recommended that the shareholders of the Company accept the Offer and approve and adopt this Agreement. The Board of Directors of the Company has taken all such action necessary to render Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and there is no other state takeover statute and no charter or bylaw provisions applicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby.

          (k)  Vote Required.  The affirmative vote of the holders of a majority
               -------------
of the outstanding shares of the Company Common Stock to adopt this Agreement (the "Required Company Vote") is the only vote of the holders of any class or series of the Company capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (l)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or financial advisor's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Legg Mason Wood Walker, Incorporated and TechKNOWLEDGEy Strategic Group (collectively the "Company Financial Advisor"), whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firms.

          (m)  Opinion of the Company Financial Advisor.  The Company has
               ----------------------------------------
received, or will have received prior to the Effective Time, the opinion of Legg Mason Wood Walker, Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock and such opinion has not been withdrawn or modified. A complete and correct signed copy of such opinion has been delivered to Parent. The Company has been authorized by Legg Mason Wood Walker, Incorporated to permit the inclusion of such fairness opinion (and references thereto) in the Offer Documents and in the Schedule 14D-9.

          (n)  Litigation.  Except for claims, actions, suits, proceedings or
               ----------
investigations that would not have a Material Adverse Effect on the Company (collectively, "Claims"), there are no claims, actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any Governmental Entity. Section 3.1(n) of the Company Disclosure Schedule sets forth all material Claims which are pending or, to the Company's knowledge, threatened against any of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that could reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger

          (o)  No Parent Capital Stock.  The Company does not own or hold
               -----------------------
directly or indirectly any capital stock of Parent, or any options, warrants or other rights to acquire any capital stock of Parent, or in each case, any interests therein.

          (p)  Contracts.  All contracts which are material to the Company and
               ---------
its Subsidiaries ("Material Contracts") have been made available to Parent.
Each Material Contract to which the Company or any of its Subsidiaries is a party or by which its assets are bound is in full force and effect and a valid and binding obligation of the Company or such Subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default under (nor does there exist any event, occurrence, condition or act, including consummation of the Merger and the transactions contemplated hereby, which upon the passage of time or the giving of notice or the happening of any other event or condition would cause such a violation or default under) any Material Contract, except for such violations or defaults that could not reasonably be expected to result in a Material Adverse Effect. No approval or consent of, or notice to, any Person is needed in order that each Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          (q)  Intellectual Property.  The Company or its Subsidiaries owns,
               ---------------------
leases or licenses all Intellectual Property Rights necessary to conduct the business of the Company, except where the failure to own, lease or license would not have, individually or in the aggregate, a Material Adverse Effect on the Company. There has been no claim made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights or challenging the ownership of any of the Intellectual Property Rights, the Company is not aware of any infringement or misappropriation of any of the Intellectual Property Rights, and neither the Company nor any of its Subsidiaries has infringed or misappropriated any intellectual property or proprietary right of any other Person. All granted and issued patents and all registered trademarks and service marks constituting part of the Company's Intellectual Property Rights are valid, subsisting and enforceable, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will, in violation of, or lose any rights pursuant to, any license or agreement constituting an Intellectual Property Right, except as would not individually or in the aggregate have a Material Adverse Effect on the Company. As used herein, "Intellectual Property Rights" mean any trademark, servicemark, registration therefor or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copy registration, Internet domain names, technology, computer software programs or applications or any other similar type of proprietary intellectual property, in each case owned, leased or licensed and used or held for use by the Company or any Subsidiary.

          (r)  Environmental Matters.  No written notice, notification, demand,
               ---------------------
request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed within the past three years against the Company or any of its Subsidiaries, in each case with respect to any matters relating to or arising out of any Environmental Law. The Company and its Subsidiaries are in material compliance with all Environmental Laws. There are no liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability. For purposes of this Section 3.1, the term "Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5.

          (s)  Accounts Receivable.  The accounts receivable reflected on the
               -------------------
Balance Sheet attached hereto as Section 3.1(s) of the Company Disclosure Schedule are bona fide receivables, accounted for in accordance with GAAP applied on a basis consistent with that used in the preparation of the financial statements provided to Parent by the Company, representing amounts due with respect to actual transactions in the ordinary course of the operation of the Company's business.

          (t)  Work in Process. To the best of the Company's knowledge, all the
               ---------------
Company work in process: (i) meets the specifications of the Person who contracted with the Company to perform such work and (ii) is accurately reflected on the financial statements provided to Parent by the Company.

          (u)  Labor Relations.  Except as set forth on Section 3.1(u) of the
               ---------------
Company Disclosure Schedule, there are no controversies pending or, to the Company's knowledge, threatened between the Company and any of its current or former employees or any labor or other collective bargaining unit representing any of its current or former employees that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect on the Company. The Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to its employees. To the Company's knowledge, no executive, key employee or group of employees has any plan to terminate employment.

          (v)  Offer Documents; Schedule 14D-9. The Schedule 14D-9 will comply
               -------------------------------
in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing expressly for inclusion in the Schedule 14D-9. The information supplied or to be supplied by the Company or its Subsidiaries expressly for inclusion or incorporation by reference in the Offer Documents, if any, together with any amendment or supplement thereto, will not at the respective times such documents are filed with the SEC and are first published, sent or given to the Company's stockholders contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made with respect to any information concerning Parent or Purchaser of their officers, directors and affiliates provided to the Company by Parent or Purchaser expressly for inclusion in the Offer Documents.

          (w)  Compliance with Applicable Law.  The Company and its Subsidiaries
               ------------------------------
hold all permits, licenses, variances, exceptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and could not prevent or materially delay the consummation of the transactions contemplated hereby. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not prevent or materially delay the consummation of the transactions contemplated hereby. The businesses of the Company and its Subsidiaries are not in violation of any Law except for violations or possible violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and could not prevent or materially delay the consummation of the transactions contemplated hereby.

          (x)  Real and Personal Property.
               --------------------------

               (i)    The Company does not own any real property.

               (ii) Section 3.1(x) of the Company Disclosure Schedule lists all leases and sublease agreements relating to all Leased Real Property. With respect to each such Leased Property: (1) such lease or sublease constitutes the entire agreement to which the Company is a party with respect to the real property leased thereunder; (2) except as disclosed on Section 3.1(x) of the Company Disclosure Schedule, the Company has not assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; (3) all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including all permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable laws;
               (4) there is no action, suit or proceeding pending against the Company or, to the best of the Company's knowledge, any action suit or proceeding pending or threatened against the Company; and
               (5) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, and there is no condition, to the Company's knowledge, that is reasonably likely to result in the discontinuation of the aforementioned utilities relating to the Leased Real Property.

               (iii) To the Company's knowledge, all of the Leased Real Property, and all components of all improvements included within the Leased Real Property, including the roofs and structural elements thereof and the sprinkler and fire protection systems, heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good condition and repair, working order and do not require material repair or replacement in order to serve their intended purposes in all material respects, including use and operation consistent with their intended purposes in all material respects, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the ordinary course of the operation of the Leased Real Property. The Company has made all repairs and replacements known to the Company to be required to be made by it under the leases and subleases relating to the Leased Real Property.

               (iv) Other than options, rights of first refusal or other similar arrangements in favor of the Company under the leases and subleases relating to the Leased Real Property, the Company has not entered into any contract, arrangement or understanding with respect to the future ownership development, use, occupancy or operation of the Leased Real Property.

               (v) There are no pending, or to the Company's knowledge, threatened or contemplated condemnation or eminent domain proceedings that affect the Leased Real Property, and the Company has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

               (vi) Neither the Leased Real Property nor any part thereof has suffered any damage by fire or other casualty that has not been restored.

               (vii) The Company has not received any written notice from an insurance company that has issued a policy to the Company with respect to the Leased Real Property requiring the performance of any structural or other repairs to such property.

               (viii) The Company is not in default under any leases or subleases relating to the Leased Real Property and to the Company's knowledge the respective landlords relating to such Leased Real Property are not under default under such leases or subleases.

               (ix) The Company owns all of its material tangible properties and assets including, without limitation, all such properties and assets reflected in the Company's financial statements, except for properties and assets reflected in the Company's financial statements that have been sold or otherwise disposed of in the ordinary course of business after such date, in each case subject to no Encumbrance, except for Encumbrances reflected in the Company's financial statements or Encumbrances that do not materially detract from the value of, or materially impair the use of, such property by the Company or its Subsidiaries in the operation of its respective business.

     SECTION 3.02  Representations and Warranties of Parent.  Parent represents
                   ----------------------------------------
and warrants to the Company as follows:

          (a)  Organization, Standing and Power.  Parent is a limited liability
               --------------------------------
company duly organized and validly existing under the Laws of the State of Delaware, has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b)  Authority; No Violations.
               ------------------------

               (i) Parent has all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by Parent does not or will not, as the case may be, and the performance of this Agreement and the consummation by Parent of the Merger and the other actions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the Certificate of Formation or Limited Liability Company Operating Agreement of Parent or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Laws or Orders applicable to Parent or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Exchange Act, (B) the DGCL with respect to the filing of the Agreement of Merger and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, (C) rules and regulations of NASDAQ and (D) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material
               Adverse Effect on Parent.   The Consents, approvals, orders,
               authorizations, registrations, declarations and filings required under or in relation to the foregoing clauses (A) through (D) are hereinafter referred to as the "Parent Required Consents". The parties hereto agree that references in this Agreement to "obtaining" Parent Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (c)  Member Approval.  The members of Parent, by resolutions duly
               ---------------
adopted by unanimous written consent and not subsequently rescinded or modified in any way, have duly (i) determined that this Agreement and the Merger are in the best interests of Parent and its members and (ii) approved this Agreement and the Merger.

          (d)  Vote Required.  No vote of the holders of any membership interest
               -------------
in Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby, other than such vote that has already been obtained.

          (e)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (f)  Litigation.  As of the date hereof, there are no claims, actions,
               ----------
suits, proceedings or investigations pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any Governmental Entity that
(i) seek to materially delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) could reasonably be expected to affect adversely the ability of Parent to fulfill its obligations hereunder.

          (g)  Financing.  Parent has or will have available, prior to the
               ---------
Effective Time, sufficient funds to pay the Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

     SECTION 3.03  Representations and Warranties of Parent and Purchaser
                   ------------------------------------------------------
Regarding Purchaser.  Parent and Purchaser represent and warrant to the Company
-------------------
as follows:

          (a)  Organization, Standing and Power.  Purchaser is a corporation
               --------------------------------
duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a wholly-owned subsidiary of Parent.

          (b)  Authority; No Violations.
               ------------------------

               (i) Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by Purchaser do not or will not, as the case may be, and the performance of this Agreement and the consummation by Purchaser of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate incorporation or by-laws of Purchaser or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Laws or Orders applicable to Purchaser or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation of the Merger and the other transactions contemplated hereby, except for (A) the Exchange Act, (B) the DGCL with respect to the filing of the Agreement of Merger and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, (C) rules and regulations of NASDAQ and (D) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

          (c)  Board and Shareholder Approval.  The Board of Directors of
               ------------------------------
Purchaser, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interest of Purchaser and its shareholder, (ii) approved this Agreement and the Merger and (iii) recommended that the shareholder of Purchaser adopt this Agreement. Following the adoption of such resolutions by the Board of Directors of Purchaser, the sole shareholder of Purchaser, without a meeting by consent in writing, has duly adopted this Agreement.

          (d)  No Business Activities.  Purchaser has not conducted any
               ----------------------
activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Purchaser has no Subsidiaries.



                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01  Covenants of the Company.  During the period from the date of
                   ------------------------
this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated in Section 4.1 of the Company Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Parent) or to the extent that Parent shall otherwise consent in writing):

          (a)  Ordinary Course.
               ---------------

               (i) The Company and each of its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, business organizations and reputations, maintain their rights, franchises and permits, keep available the services of their officers and key employees, maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

               (ii) Other than with the prior written consent of Parent, the Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures contemplated in the Company's capital budget, reasonable amounts required to meet emergencies, and such additional amounts as may be required to comply with Laws and Orders then in effect or required by a Governmental Entity.

          (b)  Dividends; Changes in Share Capital. The Company shall not, and
               -----------------------------------
shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions (whether in cash or otherwise) in respect of any of its capital stock, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary of the Company after consummation of such transaction, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c)  Issuance of Securities.  The Company shall not, and shall not
               ----------------------
permit any of its Subsidiaries to, issue, deliver or sell, pledge or encumber, or authorize or propose the issuance, delivery or sale, pledge or encumbrance of, any shares of its capital stock of any class, or any securities convertible or exercisable for, or any rights, warrants or options to acquire any such shares, or enter into any agreement with respect to any of the foregoing.

          (d)  Governing Documents.  The Company shall not, and shall not permit
               -------------------
any
of its Subsidiaries to, amend or propose to amend their respective articles or certificate of incorporation, by-laws or other governing documents.

          (e)  No Acquisitions.  Other than with the prior written consent of
               ---------------
Parent, the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than the acquisition of assets as are used in the operations of the business of the Company and its Subsidiaries in the ordinary course, consistent with past practice.

          (f)  No Dispositions.  Other than (i) with the prior written consent
               ---------------
of Parent, (ii) and other than as set forth in Section 4.1(f) of the Disclosure Schedule and (iii) and other than transfers between the Company and the wholly-owned Subsidiaries of the Company and between the wholly-owned Subsidiaries of the Company, the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) which are material to the Company.

          (g)  Investments; Indebtedness.  The Company shall not, and shall not
               -------------------------
permit any of its Subsidiaries to, (i) other than as set forth on Schedule 4.1(g) of the Disclosure Schedule, make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances, capital contributions and investments by the Company or a Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company, (ii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges, settlements or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Reports filed prior to the date of this Agreement or (iii) other than in the ordinary course of business and as set forth on Schedule 4.1(g) of the Disclosure Schedule, create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances or any debt securities or any warrants or rights to acquire any debt securities not in existence as of the date of this Agreement except for short-term indebtedness incurred under the Company's current short-term facilities (and any replacements thereof) in the ordinary course of business.

          (h)  Compensation.  Except as otherwise agreed by Parent, the Company
               ------------
shall not, and shall not permit any of its Subsidiaries to, (i) materially increase the amount of compensation of any executive officer, director or employee, (ii) make any material increase in or commitment to increase any employee benefits, (iii) issue any equity-based awards or shares of the Company Common Stock pursuant to the Company Benefit Plans, adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any Company Benefit Plan, or any other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, (iv) make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan, (v) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or amend any existing severance plan, agreement or arrangement, (vi) enter into or amend any Company Benefit Plan except as required by applicable law, or (vii) enter into or amend any employment or consulting agreement.

          (i)  Other Actions.  The Company shall not, and shall not permit any
               -------------
of its Subsidiaries to take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (j)  Accounting Methods; Income Tax Matters.  Except as disclosed in
               --------------------------------------
the Company SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, the Company shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting or accounting practices in effect at August 31, 2000, except as required by GAAP. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Report, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending August 31, 2000.

          (k)  Contracts. The Company shall not, nor shall it permit any of its
               ---------
Subsidiaries, except in the ordinary course of business consistent with past practice (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any material Contract or waive, release or assign any material rights or claims under a Contract to which the Company or any of its Subsidiaries is a party or (ii) to enter into any new material Contracts.

          (l)  Compromise; Settlement.  Other than in the normal course of
               ----------------------
business, neither the Company nor any of its Subsidiaries shall settle or compromise any pending or threatened Claims or arbitrations (other than any Claims or arbitrations relating to matters set forth in the Company SEC Reports), other than settlements which involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of the Company in excess of $100,000 in the aggregate above the reserves established specifically therefor on the books of the Company as of the date hereof.

          (m)  Stockholder Agreement.  Simultaneous with the execution of this
               ---------------------
Agreement, the Company shall enter into and become a party to that certain Stockholder Agreement by and among the Company, Jensen, the Jensen Family Trusts, Ecolair LLP, and the Louis Berger Group, Inc. in the form attached hereto as Annex B.

     SECTION 4.02  Covenants of Parent.  During the period from the date of this
                   -------------------
Agreement and continuing until the Effective Time, Parent agrees as to itself and to Purchaser that (except as expressly contemplated or permitted by this Agreement or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to the Company) or to the extent that the Company shall otherwise consent in writing) Parent shall not, and shall not permit Purchaser to, take any action that would, or fail to take any action which failure would impair Parent's ability to have available sufficient funds to pay the Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

     SECTION 4.03  Advice of Changes; Governmental Filings.  Each party shall
                   ---------------------------------------
(a) confer on a regular and frequent basis with the other, with respect to matters relevant to the Merger and (b) report (to the extent permitted by Law, Order or any applicable confidentiality agreement) on operational matters with respect to the Company and its Subsidiaries, and the Company shall promptly advise Parent, orally and in writing, of any material change or event affecting its business or operations, including any complaint, investigation or hearing by any Governmental Entity (or communication indicating the same may be contemplated) or the institution or threat of material litigation. The Company shall timely file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law, Order or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                       [Article V intentionally omitted]


                                  ARTICLE VI

                             ADDITIONAL COVENANTS

     SECTION 6.01 Company Stockholders Meeting; Proxy Statement; Merger.  (a) As
                  -----------------------------------------------------
soon as practicable following the acceptance for payment of and payment for Shares by Purchaser in the Offer, if approval of the Merger by the shareholders of the Company is required by law to consummate the Merger, the Company shall with the cooperation of the Parent take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law and its certificate of incorporation and by-laws, to convene and hold a special meeting of the stockholders of the Company (the "Stockholders Meeting") for the purpose of considering and voting upon the adoption of this Agreement and to approve the Merger and to solicit proxies pursuant to the Proxy Statement (as defined below) in connection therewith and the Company agrees that this Agreement and the Merger shall be submitted at the Stockholders Meeting. The Board of Directors of the Company shall recommend that the holders of Shares vote in favor of the adoption of this Agreement and to approve the Merger at the Stockholders Meeting and shall cause such recommendation to be included in the Proxy Statement. At the Stockholders Meeting, Parent and Purchaser shall cause all of the Shares owned by them to be voted in favor of the adoption of this Agreement and the Merger.

          (b) The Company, if requested by Parent, shall promptly prepare and file with the SEC a proxy statement (together with any supplement or amendment thereto, the "Proxy Statement") relating to the Stockholders Meeting in accordance with the Exchange Act and the rules and regulations thereunder. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC. The Company agrees to provide Parent and Purchaser and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments. Without limiting the generality or effect of the foregoing, the Company shall use its best efforts to respond to all SEC comments with respect to the Proxy Statement and, subject to compliance with SEC rules and regulations, to cause the Proxy Statement to be cleared by the SEC and mailed to the Company's stockholders at the earliest practicable date. Each of Parent and Purchaser shall promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Purchaser required under the Exchange Act and the rules and regulations thereunder to be included in the Proxy Statement. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its shareholders such an amendment or supplement. The Company shall not use any proxy material in connection with the Stockholders Meeting without Parent's prior approval.

          (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Purchaser shall acquire ownership of at least 90% of the outstanding Shares upon consummation of the Offer, Purchaser and Parent shall take all necessary actions to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

     SECTION 6.02 Access to Information; Notification of Certain Matters.  (a)
                  ------------------------------------------------------
Subject to the provisions of any confidentiality agreement by which the Company is bound (provided that the Company shall advise Parent that information is not being provided as a result thereof and whether such information, in the good faith belief of the Company, has had or would reasonably be expected to have a Material Adverse Effect on the Company), the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its officers, employees, counsel, financial advisors and other representatives prompt, reasonable access during the period prior to the Effective Time to all of the Company's and its Subsidiaries' properties, books, contracts, commitments, Returns, personnel and records, and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning the Company's and its Subsidiaries' businesses, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. Any such investigation by Parent shall not affect the representations or warranties of the Company contained in this Agreement. Parent will hold any information provided under this Section 6.02 that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated October 17, 2000 (the "Confidentiality Agreement"), between the Company and The Louis Berger Group, Inc.

          (b) The Company shall give prompt notice to Parent of (i) the occurrence or nonoccurrence of any event which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in either case which would reasonably be expected to cause any of the conditions set forth in clause (e) of Annex A hereto to fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.02(b) shall not limit or otherwise affect the rights or remedies available hereunder to Parent; provided further that this
Section 6.02 shall not constitute a covenant or agreement for the purpose of
Section 8.01(e)(v) or clause (e)of Annex A hereto.

     SECTION 6.03 Reasonable Best Efforts.  On the terms and subject to the
                  -----------------------
conditions set forth in this Agreement, including, without limitation, Section
6.05 hereof, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the

Offer, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII including, without limitation, (a) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Entity, (b) obtaining all necessary consents, approvals or waivers from third parties, (c) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     SECTION 6.04 Public Filings/Announcements.  The Company shall prepare
                  ----------------------------
distribute and file the Schedule 14D-9. Parent and Purchaser shall prepare and file the Offer Documents. Parent and Purchaser, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including the Offer Documents, the Schedule 14D-9 and the Proxy Statement) or other public statements with respect to the transactions contemplated hereby, including the Offer and Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any securities exchange.

     SECTION 6.05 No Solicitation.  (a) From the date hereof, the Company shall
                  ---------------
not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall use its reasonable best efforts to cause its Subsidiaries and its and their respective officers, directors, advisors, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, facilitate or knowingly encourage any inquiries relating to, or the submission of, any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or, in connection with any Acquisition Proposal, furnish to any person any information or data with respect to or access to the properties of the Company or any of its Subsidiaries, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition proposal or (iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal; provided that, prior to consummation of the Offer, if the Board of Directors or the Disinterested Committee of the Company, after receiving advice from outside counsel, has concluded in good faith that such action is reasonably necessary for the Board of Directors or the Disinterested Committee to act in a manner consistent with its fiduciary duties under applicable law, then the Company may furnish information with respect to the Company and its Subsidiaries and participate in discussions or negotiations regarding such Acquisition Proposal, in which case the Company will not disclose any information to such person without entering into a confidentiality agreement substantially identical to the Confidentiality Agreement (it being understood that the

Company may enter into a confidentiality agreement without a standstill or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Confidentiality Agreement). The Company shall promptly (but in no case later than 24 hours after receipt) provide Parent with a copy of any written Acquisition Proposal received and a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the material terms thereof. The Company shall keep Parent informed on a current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party. Nothing contained in this Section 6.05 prohibits the Company or the Company's Board of Directors or the Disinterested Committee from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communications in connection with the making or amendment of a tender offer or exchange offer) or from making any disclosure required by applicable law or, prior to the consummation of the Offer, from taking any action contemplated by
Section 8.01(d)(i), including having the Board of Directors or the Disinterested Committee take such actions as are necessary to approve or resolve to approve the intention to enter into an agreement with respect to a Superior Proposal (as hereinafter defined) (or any announcement in connection therewith) or enter into an agreement with respect to a Superior Proposal concurrently with termination pursuant to Section 8.01(d)(i).

          (b) "Acquisition Proposal" means any offer or proposal for the merger, consolidation, share exchange, recapitalization, liquidation or other business combination involving the Company or any of its Subsidiaries or the acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (c) "Superior Proposal" means a written and unsolicited Acquisition Proposal by any Person or group (other than the Parent or any of its subsidiaries) which the Board of Directors or the Disinterested Committee determines, in good faith after consultation with an independent, nationally recognized investment banking firm, (i) if consummated would result in a transaction more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement and any alternative proposed by Parent or Purchaser and (ii) is reasonably capable of being financed by the Person making such Acquisition Proposal.

     SECTION 6.06 Consents, Approvals and Filings.  (a) Upon the terms and
                  -------------------------------
subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, the Exchange Act and any other relevant statute, rule or regulation, with respect to the Offer, the Merger and the other transactions contemplated hereby and (ii) use reasonable best efforts (or, in connection with obtaining antitrust approval from any U.S. Governmental Entity, best efforts) to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Offer, the Merger and the other transactions contemplated hereby, including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and cooperate to obtain all consents, approvals and authorizations (without out-of-pocket expense to the Company) of parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Offer, the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Offer and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          (b) Notwithstanding anything to the contrary herein, Parent agrees to use its best efforts to take, or cause to be taken, all necessary action and to do, or cause to be done, all things necessary to satisfy the conditions to the Offer set forth in Annex A hereto; provided that nothing in this Agreement shall require Parent or any of its Subsidiaries to take, or cause to be taken, or do or cause to be done, any action which would result in a material detriment to Parent and Purchaser or would result in a material restriction on the business activities thereof.

     SECTION 6.07  Indemnification; Directors' and Officers' Insurance.  (a) For
                   ---------------------------------------------------
a period of six years after the Effective Time, the provisions with respect to the indemnification, exculpation and advancement of expenses set forth in Article TENTH of the certificate of incorporation of the Company and Article VIII of the Bylaws of the Company as in effect on the date of this Agreement (true, correct and complete copies of which have been made available to Parent), shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.


          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance, for the benefit of those persons who are covered by the Company's directors' and officers' liability insurance policies at the Effective Time, providing coverage with respect to matters occurring prior to or at the Effective Time that is at least equal to the coverage provided under the Company's current directors' and officers' liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to Parent not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained at such cost, Parent shall cause to be maintained as much of such insurance as can be so maintained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

          (c) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation shall succeed to the obligations set forth in this Section 6.07.

          SECTION 6.08 State Takeover Laws.  If any "fair price," "business
                       -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent, the Company and its Board of Directors shall take all such action as may be necessary or advisable to obtain such approvals and take such actions as are necessary or advisable so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby..

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Completion of the Offer. Purchaser shall have accepted for payment and paid for all Shares validly tendered in the Offer and not withdrawn in an amount sufficient to satisfy the Minimum Condition; provided, however, that Purchaser may waive the Minimum Condition in its sole discretion pursuant to Section 1.01(c) hereof, and provided further, however, that neither Parent nor Purchaser may invoke this condition if Purchaser shall have failed to purchase Shares so tendered and not withdrawn in violation of the terms of this Agreement or the Offer.

          (b) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company if such vote is required pursuant to the Company's certificate of incorporation, as amended, the DGCL or other applicable law.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect provided, however, that, prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under
Section 6.03 and Section 6.06 and the parties hereto shall have used their reasonable best efforts to lift or remove such order, injunction, restraint or prohibition.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 Termination.  This Agreement may be terminated and the Merger
                  -----------
contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company, as follows:

          (a) By the mutual written consent of Parent and the Company duly authorized by the members of Parent and the Board of Directors or the Disinterested Committee of the Company.

          (b) By either of Parent or the Company duly authorized by the members of Parent or the Board of Directors or the Disinterested Committee of the Company, respectively if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the transactions contemplated hereby by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

          (c) By either of Parent or the Company duly authorized by the members of Parent or the Board of Directors or the Disinterested Committee of the Company, respectively, if consummation of the Offer shall not have occurred on or before December 1, 2001 (the "Termination Date"); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have breached in any material respect its obligations under this Agreement.

          (d) By the Company, upon approval of its Board of Directors or the Disinterested Committee:

               (i) prior to consummation of the Offer, if (A) the Board of Directors or the Disinterested Committee of the Company notifies Parent in writing that it intends to enter into an agreement with respect to a Superior

               Proposal, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, if the Company's Board of Directors or the Disinterested Committee has determined in good faith (after receiving advice from independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary duties, (B) Parent does not make, within five Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors or the Disinterested Committee of the Company determines, in good faith after consultation with its financial advisor, is at least as favorable to the stockholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such five-day period and (C) substantially contemporaneously with such termination, the Company enters into a definitive agreement to effect the Superior Proposal. The Company agrees to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving effect to such notification; or

               (ii) if Parent or Purchaser shall have terminated the Offer or the Offer expires without Parent or Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement if the Company is in material breach of this Agreement; or

               (iii) prior to the consummation of the Offer, if (A) there shall be a breach of any representation or warranty of Parent or Purchaser in this Agreement that is qualified as to Material Adverse Effect, (B) there shall be a breach in any material respect of any representation or warranty of Parent or Purchaser in this Agreement that is not so qualified, other than any such breaches which, in the aggregate, have not had or would not reasonably be likely to have a Material Adverse Effect on Parent and Purchaser, taken as a whole, or (C) there shall be a material breach by Parent or Purchaser of any of its covenants or agreements contained in this Agreement, which breach, in the case of clause (A), (B) or (C), either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured within the earlier of (i) 20 days after giving notice to Parent of such breach and (ii) the expiration of the Offer, provided that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(iii) if the Company is in material breach of this Agreement.

          (e) By Parent or Purchaser duly authorized by the members or Board of Directors of such Person, as applicable:

               (i) prior to the consummation of the Offer, if the Board of Directors or the Disinterested Committee of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger or resolved to do so or the Company has received an Acquisition Proposal and the Company shall not have rejected such proposal within ten Business Days of its receipt or, if sooner, the date of its existence first becomes publicly disclosed; or

               (ii) prior to the consummation of the Offer, if there shall have been a material breach by the Company of any provision of
               Section 6.05; or

               (iii) if the Offer has expired or terminated without Parent or Purchaser purchasing any Shares thereunder and, pursuant to the Tender Offer Conditions and Article I hereof, Purchaser is neither required to accept and pay for the Shares tendered in the Offer nor to extend the expiration date of the Offer; provided that Parent or Purchaser may not terminate this Agreement pursuant to this Section 8.01(e)(iii) if Parent or Purchaser is in material breach of this Agreement; or

               (iv) prior to the consummation of the Offer, if the Company shall have exempted for purposes of Section 203 of the DGCL any acquisition of Shares by any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates; or

               (v) prior to the consummation of the Offer, if (A) there shall be a breach of any representation or warranty of the Company in this Agreement that is qualified as to Material Adverse Effect,
               (B) there shall be a breach in any material respect of any representation or warranty of the Company in this Agreement that is not so qualified other than any such breaches which, in the aggregate, have not had or would not reasonably be likely to have a Material Adverse Effect on the Company, or (C) there shall be a material breach by the Company of any of its covenants or agreements contained in this Agreement, which breach, in the case of clause (A), (B) or (C), either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured within the earlier of (i) 20 days after giving of written notice to the Company of such breach and (ii) the expiration of the Offer; provided that Parent or Purchaser may not terminate this Agreement pursuant to this

               Section 8.01(e)(v) if Parent or Purchaser is in material breach of this Agreement.

     SECTION 8.02 Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement by either the Company or Parent or Purchaser as provided in Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provisions hereof pursuant to which such termination is made and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, except this Section 8.02, Section 8.03 and Article IX and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement and, in such event, the non-breaching party shall be entitled to recover from the breaching party by way of damages, and as its sole remedy, the expenses incurred by it in connection with the transactions contemplated by this Agreement including, without limitation, all legal and accounting fees and disbursements, in connection with the preparation and negotiation of this Agreement and the preparation of the Offer Documents.

     SECTION 8.03 Fees and Expenses.  Subject to Section 8.02, all fees and
                  -----------------
expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

     SECTION 8.04 Amendment and Modification.  This Agreement may be amended,
                  --------------------------
modified and supplemented in any and all respects whether before or after any vote of Purchaser or the stockholders of the Company contemplated hereby by written agreement of the parties hereto, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the adoption of this Agreement by the stockholders of the Company, if applicable, no amendment shall be made which, under applicable law, requires the further approval of such stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05 Extension; Waiver.  Subject to Section 1.04 hereof, at any
                  -----------------
time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to applicable law, waive compliance with any of the agreements of any other or conditions to the obligations of such party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.01 Notices.  All notices, requests, claims, demands and other
                  -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

          (a)  if to Parent or to Purchaser, to:

               EA Engineering Holdings, LLC
               c/o EA Engineering, Science, and Technology, Inc.
               11019 McCormick Road, Suite 250
               Hunt Valley, MD 21031
               Attention: Loren D. Jensen
               Facsimile: (410) 527-3502

               and

               EA Engineering Acquisition Corporation
               c/o EA Engineering, Science, and Technology, Inc.
               11019 McCormick Road, Suite 250
               Hunt Valley, MD 21031
               Attention: Loren D. Jensen
               Facsimile: (410) 527-3502

               with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               111 S. Calvert Street, Suite 1600
               Baltimore, MD 21202
               Attention: Walter G. Lohr, Jr.
               Facsimile: (410) 539-6981_

          (b)  if to the Company, to:

               EA Engineering, Science, and Technology, Inc.

               11019 McCormick Road
               Hunt Valley, Maryland 21031
               Attention: Loren D. Jensen, Ph.D., CEO
               Facsimile: (410) 771-1812

               with a copy (which shall constitute notice) to:

               Cleaveland D. Miller, Esq.
               Semmes, Bowen & Semmes
               250 West Pratt Street
               Baltimore, Maryland 21201
               Facsimile: (410) 539-5223

     SECTION 9.02 Certain Definitions.  For purposes of this Agreement:
                  -------------------

          (a) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks in Baltimore, Maryland are required or permitted to close.

          (c)  "knowledge" means the knowledge of any officer of the Company.

          (d) "Material Adverse Effect" means (i) when used with respect to the Company, any materially adverse change in or effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or (ii) when used with respect to Parent, Purchaser or the Company, as the case may be, any materially adverse change in or effect on the ability of Parent, Purchaser or the Company, as the case may be, to perform their respective obligations hereunder.

          (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (f) "Subsidiary" of any person means any other person of which (i) such person or any Subsidiary thereof is a general partner, (ii) such person and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or others performing similar functions or (iii) such person, directly or indirectly, owns or controls more than 50% of the equity interests of such other person.

     SECTION 9.03 Interpretation.  When a reference is made in this Agreement to
                  --------------
an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The inclusion of any matter in the Company's Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the Company that such matter is material or would have a Material Adverse Effect. Matters disclosed in any section of the Company's Disclosure Schedule or in Article III shall be considered disclosed for all purposes under Article III, to the extent that such matter on its face would reasonably be expected to be pertinent in light of the disclosure made.

     SECTION 9.04 Entire Agreement; No Third-Party Beneficiaries.  This
                  ----------------------------------------------
Agreement (together with the Confidentiality Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the Confidentiality Agreement). Other than the provisions of Sections 2.08 and 6.07, this Agreement is not intended to confer upon any person (including, without limitation, any current or former employees of the Company), other than the parties hereto, any rights or remedies; provided that the persons (other than the parties hereto) referred to in the provisions of Section 2.08 or
6.07 shall be third-party beneficiaries of, and shall have the right to enforce, such provisions and, in addition, the persons (other than the parties hereto) referred to in the provisions in Section 2.08 or 6.07 shall be entitled to receive from Parent their reasonable costs and expenses arising out of any breach by Parent or the Surviving Corporation of such provisions. The parties acknowledge and agree that each person (other than the parties hereto) referred to in the provisions of Sections 2.08 and 6.07 would suffer irreparable damage, and no adequate remedy at law exists, in the event of a breach of such provisions and that each such person shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically such provisions of this Agreement in any competent court of jurisdiction in the State of Delaware.

     SECTION 9.05 Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.06 Assignment.  Neither this Agreement nor any of the rights,
                  ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Purchaser may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior consent of the Company; provided that Parent and/or Purchaser, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.07 Enforcement.  The parties agree that irreparable damage would
                  -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any competent court of jurisdiction in the State of Delaware.

     SECTION 9.08 Waiver of Jury Trial.  Each of the parties hereto hereby
                  --------------------
waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Offer and Merger.
Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Offer and Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.08.

     SECTION 9.09 Severability.  Whenever possible, each provision or portion of
                  ------------
any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     SECTION 9.10 Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.11 Non-Survival of Representations and Warranties.  None of the
                  ----------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, this Section 9.11 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ATTEST:                       EA ENGINEERING HOLDINGS, LLC



/s/ Melissa L. Kunkel         By: /s/ Loren D. Jensen  (SEAL)
---------------------             -------------------
                                  Name: Loren D. Jensen, Ph.D.
                                  Title: President


                              EA ENGINEERING ACQUISITION CORPORATION



/s/ Melissa L. Kunkel         By: /s/ Loren D. Jensen  (SEAL)
---------------------             -------------------
                                  Name: Loren D. Jensen, Ph.D.
                                  Title:  President


                              EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.



/s/ Melissa L. Kunkel         By: /s/ David S. Santoro (SEAL)
---------------------             --------------------
                                  Name: David S. Santoro
                                  Title: Senior Vice President

                                    Annex A

                            Tender Offer Conditions
                            -----------------------

     The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is attached.

     Tender Offer Conditions.  Notwithstanding any other term of the Offer or
     -----------------------
this Agreement, Purchaser shall not be required to accept for payment, purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) of the Exchange Act, pay for, any tendered Shares and may postpone the acceptance for payment or, subject to the restrictions referred to above, the payment for, any tendered Shares, if (i) there shall not have been validly tendered and not validly withdrawn pursuant to the Offer, a number of Shares which, when added to the Shares then owned by Parent, Purchaser, Jensen and the Jensen Family Trusts, constitute at least ninety percent (90%) of the Shares outstanding on a fully diluted basis (the "Minimum Condition"). In addition to and not limiting the foregoing, notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to the applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any tendered Shares and may elect not to commence the Offer, may terminate, subject to the terms of this Agreement, or amend the Offer and may postpone the acceptance of and payment for, tendered Shares at any time on or after this date and at or before the time of acceptance of tendered Shares for payment pursuant to the Offer or payment therefor (whether or not any tendered Shares have been accepted for payment or paid for) if any of the following events shall occur:

     (a) there shall be threatened, instituted or pending any action or proceeding by any Governmental Entity, or by any other Person, domestic or foreign, before any court of competent jurisdiction or Governmental Entity, which could reasonably be expected to: (i) make illegal, impede or otherwise directly or indirectly restrain or prohibit the Offer or the Merger or seeking to obtain material damages in connection therewith, (ii) prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or compel Parent or Purchaser or their affiliates to dispose of or hold separately all or any material portion of the business or assets of Parent, Purchaser or the Company and its Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of Parent or Purchaser or their affiliates to conduct their business or own such assets, (iii) impose limitations on the ability of Parent or Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or Purchaser on all matters properly presented to the Company's shareholders, (iv) require divestiture by Parent or Purchaser of any Shares or (v) otherwise directly or indirectly relating to the Offer or the Merger and which would reasonably be expected to have a Material Adverse Effect on the Company, Parent or Purchaser;

     (b) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction, enacted, enforced, promulgated, amended or issued and applicable to (i) Parent, Purchaser, the Company or any of its Subsidiaries or (ii) the Offer or the Merger, by any legislative body or other Governmental Entity which could reasonably be expected to directly or indirectly, result in any of the consequences referred to in clauses (i) through
(v) of paragraph (a) above;

     (c) there shall have occurred any event, change, circumstance or occurrence that has had or that would reasonably be expected to have a Material Adverse Effect on the Company;

     (d) any of the representations or warranties made by the Company in the Merger Agreement shall be untrue or incorrect in any respect (without giving effect to materiality or similar qualifications contained therein) that when taken together with all such other representations and warranties that are not true and correct would reasonably be expected to have a Material Adverse Effect in each case as of the date of the Merger Agreement or the date of consummation of the Offer, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

     (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement on or prior to the date of consummation of the Offer;

     (f) the Company's Board of Directors or the Disinterested Committee shall have withdrawn, or shall have modified or amended in a manner adverse to Parent or Purchaser, the approval or recommendation of the Offer, the Merger or the Merger Agreement, or resolved to do so, or approved or recommended any Acquisition Proposal other than the Offer and the Merger or shall have not rejected such Acquisition Proposal within ten (10) Business Days of its receipt or, if sooner, the date of its existence first becomes publicly disclosed, shall fail to reaffirm its approval and recommendation of the Offer, the Merger or the Merger Agreement within three (3) Business Days after Parent's request for such reaffirmation;

     (g) it shall have been publicly disclosed, or Parent or Purchaser shall have otherwise learned, that beneficial ownership (determined for the purposes of this paragraph (g) as set forth in Rule 13d-3 promulgated under the Exchange
Act) or 15% or more of the Shares has been acquired other than pursuant to this Agreement;

     (h) there shall have occurred, and be continuing, (i) any general suspension of, or limitation on prices for, trading in securities on The New York Stock Exchange or through the Nasdaq Stock Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States or (iv) in the case of any of the foregoing clauses
(i) through (iii) existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (i) the Merger Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and my be asserted by Parent or Purchaser or may be waived by Parent or Purchaser, in whole or part, at any time and from time to time, in the sole discretion of Parent or Purchaser (subject to the terms of the Merger Agreement). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.